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                                                                 EXHIBIT 10.32.2
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                     UNIVERSAL SEISMIC ASSOCIATES, INC.



                                 $2,000,000
                 12% Senior Secured General Obligation Notes




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                           NOTE PURCHASE AGREEMENT

                               ---------------



                         Dated as of August 6, 1997



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                            NOTE PURCHASE AGREEMENT


     Note Purchase Agreement dated as of August 6, 1997 among UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "Company"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. 11, a Delaware limited partnership, RIMCO PARTNERS, L.P. 111, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "Noteholders").

     In consideration of the mutual covenants herein contained, the Company and the Noteholders agree as follows:

                                  ARTICLE I
                              DEFINITIONS, ETC.

     Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Annex A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

     Section 1.02. Covenant Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 1.03. Other Rules of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

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                                 ARTICLE II
                                SALE OF NOTES

     Section 2.01. Notes. The Company will authorize the issue and sale of $2,000,000 aggregate principal amount of its 12% Senior Secured General Obligation Notes (the "Notes"). Subject to the terms and conditions of this Agreement, at the Closing provided for in Article 111, the Company will issue and sell to the Noteholders, and the Noteholders will purchase from the Company, Notes in the principal amount specified opposite such Noteholder's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Notes shall be substantially in the form set out in Exhibit 2.01, with such changes therefrom, if any, as may be approved by the Noteholders and the Company.

                                 ARTICLE III
                                   CLOSING

     The sale and purchase of the Notes to be purchased by the Noteholders shall occur at the offices of Andrews & Kurth, L.L.P., 600 Travis, Houston, Texas 77002, at 1 0:00 a.m., Houston time, at a closing (the "Closing") on August 6, 1997. At the Closing the Company will deliver to each Noteholder the Note to be purchased by such Noteholder, registered in such Noteholder's name, against delivery by such Noteholder to or for the account of the Company of immediately available funds in the amount of the purchase price therefor by wire transfer to the Company or to such other Person designated by the Company for the account of the Company. If at the Closing the Company shall fail to tender such Notes to the Noteholders as provided above in this Article III, or any of the conditions specified in Article IV shall not have been fulfilled to the Noteholders' satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.

                                 ARTICLE IV
                            CONDITIONS TO CLOSING

     The Noteholders' obligation to purchase and pay for the Notes to be sold to the Noteholders at the Closing is subject to the fulfillment to the Noteholders' satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.01. Execution of Documents. The Noteholders shall have received the following agreements (together with this Agreement, collectively, the "Transaction Documents"), in such number of counterparts as the Noteholders may reasonably request, each dated the date of the Closing and duly executed by the Persons indicated below:

         (a)  the Notes duly executed by the Company;



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         (b)  the Security Documents duly executed by the Company and Universal
     Seismic Acquisition, Inc. as appropriate; and

         (c) amendments to such of the Prior Transaction Documents as the Noteholders shall deem appropriate to permit the purchase and sale of the Notes, such amendments to be in a form reasonably satisfactory to the Noteholders.

         Section 4.02. Perfection of Liens. The Noteholders shall have received evidence, in form and substance satisfactory to the Noteholders, that the Liens contemplated by the Security Documents have been duly perfected in accordance with applicable law and constitute a first priority Lien on the Collateral, including (a) acknowledgment copies of UCC financing statements filed with the Secretaries of State of Texas, Alabama, California, Florida, Louisiana, Mississippi, New Mexico and Ohio and the Oklahoma County Clerk, (b) a search of the lien records of the Secretaries of State of Texas, Alabama, California, Florida, Louisiana, Mississippi, New Mexico and Ohio and the Oklahoma County Clerk and (c) notation of the Noteholders' Lien on each certificate of title pertaining to the Collateral.

         Section 4.03. Certificates. The Company shall have delivered to the
Noteholders:

         (a) an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.05 and Section 4.06 have been fulfilled; and

         (b) a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the other Transaction Documents.

         Section 4.04. Opinion of Counsel. The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the date of the Closing from Boyer, Ewing & Harris, Incorporated, counsel for the Company, covering the matters set forth in Exhibit 4.04 and covering such other matters incident to the transactions contemplated hereby as the Noteholders or the Noteholders' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders).

         Section 4.05. Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be correct when made and at the time of the Closing.

         Section 4.06. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by it prior to or at the closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.



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         Section 4.07 Payment of Special Counsel Fees. Without limiting the provisions of SECTION 13.01, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Noteholders' special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.08 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Noteholders that:

          Section 5.01. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement mid the other Transaction Documents and to perform the provisions hereof and thereof.

          Section 5.02. Authorization, etc. This Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 5.03. Compliance With Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b)



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conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     SECTION 5.04. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents.

     SECTION 5.05. Subsidiaries. Schedule 5.05 contains complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 5.06. Financial Statements. The consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income, retained earnings and cash flows for the 12-month period then ended, copies of which the Company has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.

     SECTION 5.07. Disclosure. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby, the financial statements referred to in Section 5.06 and the Form 10-Qs filed by the Company with the Securities Exchange Commission since June 30, 1996, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Since June 30, 1996, except as otherwise disclosed in writing to the Noteholders there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings (including the financial statements referred to in Section 5.06) delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.



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     Section 5.08.  Litigation. Except as disclosed in Schedule 5.08, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.09. Observance of Agreements, Statutes and Orders. Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.10. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1996.

     Section 5.11. Title to Property. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.06 or purported to have been acquired by the Company or any Subsidiary after said date, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.12. Licenses, Permits, etc. The Company and its subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company, (a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademarks, trade name or other right owned by any


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other Person; and (b) there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.13.  Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan, if any, in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to pay for the settlement of that certain lawsuit styled The Universal Seismac Associates, Inc. Stockholders' Protective Committee, Michael T. Kanarellis, and Robert J. Kecseg vs. Michael J. Pawelek, Ronald L. England, Calvin G. Cobb, Gary Milavec, Steven Oakes, Rick Trapp, Universal Seismic Associates, Inc., RIMCO Associates, Inc.; and Resource Investors Management Co., L.P.; CA No. 97-22 (RRM) in the United States District Court of the District of Delaware and for legal fees and accounting fees related thereto. No part of the proceeds from the sale

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of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

     Section 5.15. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     Section 5.16. Capitalization. The authorized capital stock of the Company consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,234,109 shares are issued and outstanding.

     Section 5.17. Securities Matters. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in Schedule A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing,
(a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


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                           ARTICLE VI
                REPRESENTATIONS OF THE PURCHASER

     Section 6.01. Purchase for Investment. Each Noteholder represents that it is acquiring its Notes for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of, in compliance with applicable securities laws, its respective Notes, or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Notes in violation of the Securities Act.

     Section 6.02. Status; No Registration. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                           ARTICLE VII
                      PAYMENT OF THE NOTES

     Section 7.01. Place of Payment. The Company will pay all sums becoming due to any Noteholder under any Transaction Document by the method and at the address specified for such purpose below such Noteholder's name in Schedule A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Noteholders shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

     Section 7.02. Payments Due on Non-business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 7.03. Optional Prepayments of Notes. (a) The Company may, at its option, without notice, penalty, premium or fee, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $75,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest on such principal amount.

     (b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time of outstanding in


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

proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     (c) Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 7.04. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                                  ARTICLE VIII
                           INFORMATION AS TO COMPANY

     Section 8.01. Financial and Business Information. The Company shall deliver to each of the Noteholders:

     (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

     (b) Within 90 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accounts of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they


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

have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

     (c) Within 25 days after the end of each calendar month, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

     (d) Within 60 days after the end of each calendar year, an appraisal report, prepared by an independent appraisal firm reasonably acceptable to the Noteholders, covering the Collateral and calculating the Collateral Liquidation Value as of the end of such calendar year, all in form and substance satisfactory to the Noteholders.

     (e) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material.

     (f) Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (g) Promptly, and in any event within five days after a Responsible Officer becoming aware of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceeding under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA

Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material.

     (h) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (i) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

     Section 8.02. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 8.01(a), Section 8.01(b) or
Section 8.01(c) shall be accompanied by a certificate of a Senior Financial Officer setting forth: (a) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 8.03. Inspection. The Company shall permit the representatives of each Noteholder, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                   ARTICLE IX
                             AFFIRMATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.01. Compliance with Law; Contracts. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

     Section 9.02. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, including the insurance described in Schedule 9.02.

     Section 9.03. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.04. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.05. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE X
                               NEGATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.01. Restrictions on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

     (a) the Notes;

     (b) the Existing Senior Notes and any other notes issued by the Company in favor of any of the Noteholders pursuant to a note purchase agreement entered into by the Company and such Noteholders in the future;

     (c) the Subsidiary Notes; and

     (d) Indebtedness outstanding under the Fidelity Funding Agreement.

     Section 10.02. Restrictions on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

     (a) Liens in favor of the Noteholders;

     (b) Liens existing on the date hereof and permitted under the Existing Transaction Documents;

     (c) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;

     (d) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of Section 9.04;

     (e) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

     (f) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

     (g) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

     Section 10.03. Financial Covenants. The Company will not permit:

     (a) its Current Assets at any time to be less than the sum of (i) its Current Liabilities as at such date, minus (ii) any portion of such Current Liabilities consisting of amounts under the Fidelity Funding Agreement that are not due within one year of such date;

     (b) its Tangible Net Worth at any time to be less than $7,000,000;

     (c) the sum, determined as of the last day of each calendar month beginning August 1997, of (i) its Net Income for the twelve month period then ended, plus (i) any interest expense deducted in the calculation of Net Income for such twelve month period, plus (iii) any depreciation and amortization expense deducted in the calculation of Net Income for such twelve month period, plus (v) any Federal income taxes deducted in the calculation of Net Income for such twelve month period, to be less than $2,500,000; and

               (d) the ratio of (i) the Collateral Liquidation Value to (ii) the aggregate outstanding principal balance of the Notes and the Existing Senior Notes, to be less than 1.5 to 1.0 at any time.

               Section 10.04. Restricted Payments. Except as contemplated by the Transaction Documents and the Existing Transaction Documents, the Company will not, and will not permit any Subsidiary, directly or indirectly, to make or pay (a) any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares, or (c) any payments or other distributions to Sierra Management, Inc.

               Section 10.05. Merger, Consolidation, etc. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

               Section 10.06. Restrictions on Asset Sales. Without the Noteholders' prior written consent, the Company will not, and will not permit any Subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except sales of assets during each calendar year that have an aggregate Collateral Liquidation Value of $150,000 or less.

               Section 10.07. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate,

               Section 10.08. Change in Business. Except for oil and gas exploration and production operations to be conducted by UNEXCO, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business. Without limiting the generality of the foregoing, the Company and its Subsidiaries (other than UNEXCO) shall not engage in any oil and gas exploration and production operations or business.


               Section 10.09. Fidelity Funding Agreement. Without the prior written consent of the Noteholders, the Company will not, and will not permit any of its Subsidiaries to amend, modify, or extend the Fidelity Funding Agreement.

               Section 10.10. Restriction on Investment. Other than (a) the common stock of UNEXCO owned by the Company on the date hereof, (b) Oil and Gas Properties transferred to UNEXCO prior to the date hereof and (c) capital contributions to UNEXCO that are applied directly to pay the Indebtedness owing on the Subsidiary Notes, the Company will not, and will not permit any of its Subsidiaries to, make any Investment in UNEXCO without the Noteholders' prior written consent.

                                   ARTICLE XI
                              DEFAULT AND REMEDIES

              Section 11.01. Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

              (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise; or

              (b) the Company defaults in the performance of or compliance with any term contained in Article X; or

              (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
       (a) and (b) of this Section 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtains actual knowledge of such default or (ii) the Company receives written notice of such default from any holder of a Note; or

              (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

              (e) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurance or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000, or (y) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay such Indebtedness; or

              (f) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
       (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

              (h) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against one or more of the Company and its Subsidiaries and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

              (i) an "Event of Default" exists under the Existing Company Note Agreements or the Subsidiary Note Agreement; or

              (j) the Company fails to own (both beneficially and of record) 100% of the common stock and other equity securities of UNEXCO; or

              (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject to any such proceedings (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001 (a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,
       (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect,

As used in this Section 11.0(j); the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               Section 11.02.  Acceleration.

              (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 11.01 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause
       (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

              (b) If any other Event of Default has occurred and is continuing, the Required Holders at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

              (c) If any Event of Default described in paragraph (a) of Section
       11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               Upon any Notes becoming due and payable under this Section 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

               Section 11.03. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.02, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               Section 11.04. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.

                                  ARTICLE XII
                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

               Section 12.01. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

              Section 12.02. Transfer and Exchange of Notes. Subject to compliance with all applicable securities laws, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

               Section 12.03. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                  ARTICLE XIII
                                 MISCELLANEOUS

               Section 13.01. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note,
(b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this Section 13.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

              Section 13.02. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

               Section 13.03. Amendment and Waiver. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Articles II, III, IV or V, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by all of the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Article XI relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this Section 13.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

               Section 13.04. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (i) if to a Noteholder, to its address specified for such communications in Schedule A, or at such other address as it shall have specified to the Company in writing, (ii) if to the Company, to the Company at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, Telecopy No.: 281-578-7091, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 13.04 will be deemed given only when actually received.

              Section 13.05. Limitation on Interest. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction

Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding the provisions of Section 13.14, to the extent that the Highest Lawful Rate applicable to a Noteholder is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, however, to the extent permitted by such Article, the Noteholders from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

              Section 13.06. Indemnification. The Company agrees to indemnify, defend and hold each Noteholder, their partners and their respective officers, employees, agents, directors, partners, affiliates and shareholders (collectively, "Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby, (b) the actual or proposed use of the proceeds of the loans contemplated hereby, (c) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (d) any Noteholder being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholder is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or (e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that result from the gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this Section 13.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligations of the Company under this Section 13.06 shall survive the termination of this Agreement and repayment of the Notes.

               Section 13.07. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

               Section 13.08. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 13.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

               Section 13.10. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Transaction Documents, the Company has furnished and will from time to time furnish the Noteholders certain written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Noteholders, at the time of disclosure,(ii)subsequently becomes publicly available other than through any act or omission by the Noteholders or (iii) otherwise subsequent becomes known to the Noteholders, being hereinafter referred to as "Confidential Information"). The Noteholders will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is understood that the foregoing will not restrict the Noteholders' ability to exchange such Confidential Information with their current or prospective investors, assignees of the Notes and advisors. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority, (x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its rights or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause (w), (x), or (y) above, the Noteholders agree to use reasonable efforts to inform the Company as promptly as practicable.

             Section 13.11. Final Agreement of the Parties. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              Section 13.12. Jury Waiver. THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              Section 13.13. Choice of Forum. THE COMPANY AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

              Section 13.14. Governing Law. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     IN WITNESS WHEREOF, the Company and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                              UNIVERSAL SEISMIC ASSOCIATES, INC.



                              BY: /s/ RONALD L. ENGLAND
                                 --------------------------------
                              Name: Ronald L. England
                              Title: Chief Financial Officer


                              RIMCO PARTNERS, L.P.,
                              RIMCO PARTNERS, L.P. II,
                              RIMCO PARTNERS, L.P. III, and
                              RIMCO PARTNERS, L.P. IV

                              By: Resource Investors Management Company
                                  Limited Partnership, their general partner

                              By: RIMCO Associates, Inc.,
                                  its general partner


                              By: /s/ A. L. JORDEN
                                 --------------------------------
                              Name:  A. L. Jorden
                              Title: Vice President

                                   SCHEDULE A

                      INFORMATION RELATING TO NOTEHOLDERS

                                                   Principal Amount of
Name and Address of Noteholder                   Notes to be Purchased
------------------------------                   ---------------------

RIMCO PARTNERS, L.P.                                        $  712,000
RIMCO PARTNERS, L.P. 11                                     $  576,000
RIMCO PARTNERS, L.P. III                                    $  112,000
RIMCO PARTNERS, L.P. IV                                     $  600,000
                                                            ----------
                                                            $2,000,000
                                                            ==========

(1)    All payments by wire transfer
               of immediately available
               funds to:

               Fleet Bank, N.Y.
               ABA No. 021404465
               Account Name:  Universal Seismic Associates, Inc,
                              Automatic Clearing Account
               Account No. 9390641743

               with sufficient information to identify the source and application of such funds.

(2)    All notices of payments and
               written confirmations of such
               wire transfers:

               Resource Investors Management Company
               22 Waterville Road
               Avon, Connecticut 06001
               Attn: Doug Skelley
               Telecopy No.: 860-678-9382





                              Schedule A Page I

(3)  All other communications:

               Resource Investors Management Company
               Suite 6875
               600 Travis Street
               Houston, Texas 77002
               Attn: Gary Milavec
                   Telecopy No.: 713-247-0730

                         with a copy to

               Resource Investors Management Company
               22 Waterville Road
               Avon, Connecticut 06001
               Attn: David R. Whitney
               Telecopy No.: 860-678-9382





                        Schedule A Page 2

                                   ANNEX A
                                DEFINED TERMS

     "Accredited Investor" means an "accredited investor" as such term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 1O% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" means this Note Purchase Agreement, as amended or modified from time to time.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Change of Control" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting stock of the Company, (b) 50% or more of the members of the Board of Directors of the Company on any date shall not have been (i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of the Company are sold in a single transaction or series or related transactions to any Person or (d) the Company merges with or consolidates with any other Person.

     "Closing" is defined in Article III.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" means the equipment and other property described as collateral under the Security Documents.

     "Collateral Liquidation Value" means, at any time, while the Existing Senior Notes or the Notes are outstanding, the value that would be received for the Collateral in a sale of the Collateral by a seller who is compelled to sell the Collateral on an "as is," "where is" basis with only a limited time to find a purchaser, such value to be determined in a manner consistent with the most recent appraisal report delivered to the Noteholders under Section 8.01(d), as adjusted from time to time by the Noteholders, in their sole discretion, for any Collateral that is lost, damaged, destroyed or disposed of by the Company.

     "Company" is defined in the introduction to this Agreement.

     "Current Assets" means, as of any date, all assets of the Company and its Subsidiaries that would be reflected as current assets on a consolidated balance sheet of the Company and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

     "Current Liabilities" means, as of any date, all liabilities of the Company and its Subsidiaries that would be reflected as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means (i) as to any amount owing with respect to a Note, the rate of interest stated in clause (b) of the first paragraph of such Note and (ii) as to any other amount fifteen percent (15%) per annum, but in no event to exceed the Highest Lawful Rate.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Escrow Agreement" means that certain Escrow Agreement dated as of August 5, 1997 among Michael T. Kanarellis, et al. and Texas Commerce Bank National Association as the Escrow Agent, as amended from time to time.

     "Event of Default" is defined in Section 11.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Note Agreements" means that certain Note Purchase Agreement, dated January 19, 1996, among the Company, the Noteholders, as amended or modified from time to time, that certain Note Purchase Agreement, dated May 28, 1996, among the Company and the Noteholders (other than RIMCO Partners, L.P.
III), as amended or modified from time to time and that certain Note Purchase Agreement, dated March 27, 1997, among the Company and the Noteholders, as amended or modified from time to time.

     "Existing Senior Notes" means the 1O% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $12,000,000 issued by the Company under the Existing Note Agreements.

     "Existing Transaction Documents" means, collectively, (i) the Existing Note Agreements and the other agreements and promissory notes described or referred to therein, and (ii) the Subsidiary Note Agreement and the other agreements and promissory notes described or referred to therein.

     "Fidelity Funding Agreement" means, collectively, that certain Loan and Security Agreement, dated as of August 31, 1995, between Universal Seismic Acquisition, Inc. and Fidelity Funding, Inc. and that certain Loan and Security Agreement, dated August 31, 1995, between Universal Seismic Technologies, Inc. and Fidelity Funding, Inc.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor;
(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

     "Highest Lawful Rate" means with respect to any indebtedness owed to any Noteholder under any Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Noteholder with respect to such indebtedness under law applicable to such Noteholder.

     "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 12.01.

     "Indebtedness" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Indemnified Person" is defined in Section 13.06.

     "Insurance Proceeds" means all insurance proceeds paid to the Company or on its behalf by any insurance company in connection with or as a result of that certain lawsuit styled The Universal Seismic Associates, Inc. Stockholders' Protective Committee, Michael T. Kanarellis, and Robert J. Kecseg vs. Michael J. Pawelek, Ronald L. England, Calvin G. Cobb, Gary Milavec, Steven Oakes, Rick Trapp, Universal Seismic Associates, Inc., RIMCO Associates, Inc., and Resource Investors Management Co., L.P.; CA No. 97-22 (RRM) in the United States District Court for the District of Delaware, including any such proceeds paid as reimbursement for attorneys fees and other costs and expenses.

     "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (whether voluntary or involuntary), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.

     "Multiemployer Plan" means any Plan that is a multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Income" means, for any period, the consolidated net earnings of the Company and its Subsidiaries for such period, determined in accordance with GAAP.

     "Noteholders"' is defined in the introduction to this Agreement.

     "Notes" is defined in Section 2.01.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Required Holders" means, at any time, the holder or holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Agreement" means that certain Third Amended and Restated Security Agreement of even date herewith granting a first Lien on the collateral described therein executed by the Company in favor of the Noteholders, as the same may be supplemented or amended from time to time.

     "Security Documents" means the Security Agreement, the Subsidiary Security Agreement and such other security agreements, guaranties, pledges, instruments, financing statements or other documents which may be executed to secure the obligations of the Company with respect to the Notes and this Agreement.

     "Senior Financial Officer" means any of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Note Agreement" means that certain Amended and Restated Note Purchase Agreement, dated March 27, 1997, among UNEXCO and the Noteholders, as amended or modified from time to time.

     "Subsidiary Notes" means the Amended and Restated 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $5,500,000, issued by UNEXCO under the Subsidiary Note Agreement.

     "Subsidiary Security Agreement" means that certain Third Amended and Restated Security Agreement of even date herewith granting a first Lien on the Collateral described therein executed by Universal Seismic Acquisition, Inc. in favor of the Noteholders, as same may be supplemented or amended from time to time.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Tangible Net Worth" means, as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, minus (i) the amount of any assets resulting from capitalization of goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (iii) the amount of any other items which are treated as intangible assets in accordance with GAAP.

       "TRANSACTION DOCUMENTS" is defined in SECTION 4.01.

       "UNEXCO" means UNEXCO, Inc., a Delaware corporation and wholly owned Subsidiary of the Company.

                                  Exhibit 2.01

                       UNIVERSAL SEISMIC ASSOCIATES, INC.

                   12% SENIOR SECURED GENERAL OBLIGATION NOTE

No. SN-12                                                       August 6, 1997

$____________

              FOR VALUE RECEIVED, the undersigned, UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "Company"), hereby promises to pay to ______________, a Delaware limited partnership, or registered assigns, the principal sum of _______________and NO/100 DOLLARS ($___________), together with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum from the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or interest, at a rate per annum from time to time equal to fifteen percent (15%); provided, however, in no event shall such rate of interest ever exceed the Highest Lawful Rate (as defined in the Note Purchase Agreement referred to below).

              This Note shall be due and payable as follows:

              (a) commencing on September 1, 1997, on the first day of each month through and including November 1, 1999, a payment equal to all accrued but unpaid interest thereon;

              (b) on December 1, 1999, the entire unpaid principal balance hereof, together with all accrued, but unpaid interest hereon, shall be fully and finally due and payable;

              (c) on each day following the receipt by the Company of any Insurance Proceeds (as defined in the Note Purchase Agreement referred to below), a payment equal to _____% of such Insurance Proceeds received by the Company shall be due and payable;

              (d) on each day following the receipt by the Company of any amount distributed to the Company under Section 4(b) of the Escrow Agreement (as defined in the Note Purchase Agreement referred to below), a payment equal to _____% of such distributed amount shall be due and payable; and

              (e) if a Change of Control (as defined in the Note Purchase Agreement referred to below) shall occur, the entire unpaid principal balance hereof, together with all accrued, but unpaid interest hereon, shall be fully and finally due and payable on the date one day after such Change of Control occurs.

              This Note is one of a series of 12% Senior Secured General Obligation Notes issued pursuant to the Note Purchase Agreement dated of even date herewith (as from time to time amended, the "Note Purchase Agreement") between the Company and the Noteholders named therein and is entitled to the benefits, and otherwise subject to the provisions, thereof, including, without limitation, the limitations on interest set forth in Section 13.05 thereof. This
Note is secured by the Security Documents referred to in the Note Purchase Agreement.

              All payments made by the Company on this Note shall be applied first, to the accrued, but unpaid interest hereon, and the remainder, if any, shall be applied to the principal balance hereof. This Note is subject to optional prepayment, in whole or from time to time in part, without notice, premium, fee or penalty, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

              Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at places designated in the Note Purchase Agreement.

              This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              If an Event of Default as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

              This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

                                          UNIVERSAL SEISMIC ASSOCIATES, INC.


                                          By:________________________________
                                          Name: Ronald L. England
                                          Title:  Chief Financial Officer

                          SCHEDULE 5.05
            To the Universal Seismic Associates, Inc.
                  Note Purchase Agreement

                          Subsidiaries



                                       Jurisdiction      Percentage
Subsidiary                            of Incorporation   Ownership
----------                            ----------------   ---------
Universal Seismic Acquisition, Inc.        Texas            100%
Universal Seismic Technologies, Inc.       Texas            100%
Marine Automated Surveys, Inc.             Texas            100%
Unexco, Inc.                              Delaware          100%

                                 SCHEDULE 5.08
          To the Universal Seismic Associates Note Purchase Agreement


1. No. 95-09-462; The Shamrock Pipe Line Corporation vs. Mitchell Energy Corporation, Universal Seismic Acquisition, Inc., Buford Drilling, Inc. and Marine Automated Surveys, Inc.; In the 271st Judicial District Court of Wise County, Texas ("Shamrock Pipe").

Universal Seismic Associates, Inc. ("USA") and Marine Automated Surveys, Inc. ("MAS") are defendants in the above action in which the plaintiffs have alleged that one or more of the defendants caused the plaintiffs' pipe to rupture as a result of negligent conduct of seismic testing, resulting in down time and lost gasoline. Presently USA's insurance company has assumed the defense and has hired counsel to represent it in the case. MAS is a wholly-owned subsidiary of USA which was formed for the purpose of acquiring the assets, including the tradename, of a now dissolved corporation. The asset acquisition occurred after the alleged incident giving rise to this suit. Accordingly. plaintiff's counsel believes that the former owner of the corporate name Marine Automated Surveys, now known as JBX Corporation, will be joined and that all claims with respect to MAS will be dismissed.

2. No. 95-12-630; Dessie Schluter, et al. v. Mitchell Energy Corp., et al.; In the 271st Judicial District Court of Wise County, Texas.

This action, which arose out of the same set of facts as Shamrock Pipe, was brought by the owners of the real property upon which the pipeline in Shamrock Pipe lies for recovery of damages to such property.

3. Michael T. Kanarellis, Robert J Kecseg and the Universal Seismic Associates, Inc. Shareholders' Protective Committee v. Universal Seismic Associates, Inc., et al.; Civil Action No. 97-22 in United States District Court for the District of Delaware.

This is a case brought by dissident shareholders which originally sought revocation of proxies submitted in favor of existing management-sponsored members of the Board of Directors of the Company. The Directors sponsored by management were elected by a substantial majority of the voting shares and the District Court declined to overturn the result. The suit was then amended to add claims against the Company and all of its Board members sounding in fraudulent misrepresentation and non-disclosure of financial information relevant to the Company.

4. Universal Seismic Associates v. Michael T. Kanarellis and Robert T. Kecseg; Cause No. 97-12684 in the 334th District Court of Harris County, Texas.

This is a case brought against the defendants jointly for breaches of fiduciary duty, disclosure of confidential information and tortious interference resulting from the defendants' disclosure of various confidential information of the Company to the public. The defendants have not answered the suit at this time.

5. Cause No. 90352; James W. Mitchell v. Universal Seismic Associates Incorporated (formerly known as Trapp Geophysical Incorporated); In the 268th District Court of Fort Bend County, Texas

6. Cause No. 95-0119; Sherry S. Wyatt v. Universal Seismic Acquisition, Inc.; In the Circuit Court of Smith County, Mississippi.

       Land damage - case transferred to Mississippi counsel.

7. No. 17-159687-95; Mason Bristol and JBW Land & Minerals, Inc. v. Placid Oil Company, et al; In the 17th District Court of Tarrant County, Texas

       Mineral trespass

8.     Gerald H. Jaye & Mary Ann Jaye

       Surface trespass

9.     Cabot

       Mineral trespass - seismic damage

10.    Henderson

       Mineral trespass - seismic damage-$215,000.00

11. No. C97-6C; Ladshaw Explosives, Inc. v. Universal Seismic Acquisition, Inc.; In the 274th Judicial District Court of Comal County, Texas.

       Suit on a promissory note issued for a trade payable, with a current outstanding balance of approximately $15,000.

12.    Edwin A. Epstein, Jr. Operating Co., Inc.

       Seismic trespass

13.    Century Offshore Management Corp.

       Breach of seismic contract claim, in response to suit by USA to collect a receivable.

                 TO UNIVERSAL SEISMIC NOTE PURCHASE AGREEMENT

                     UNIVERSAL SEISMIC ACQUISITION, INC.
                            SCHEDULE OF INSURANCE

                                                 POLICY     EFFECTIVE
     COVERAGE                   COMPANY          NUMBER       DATES                    SUMMARIZED CONDITIONS
--------------------------------------------------------------------------------------------------------------------------
General Liability            Ranger Lloyds      GL0705047   4/27/97     2,000,000 Bodily Injury and Property Damage
                           Insurance Company                   to                 Combined Single Limit General
                                                            4/27/98               Aggregate - Per Project
                                                                        2,000,000 Bodily Injury and Property Damage
                                                                                  Combined Single Limit Products/
                                                                                  Completed Operations Aggregate
                                                                        1,000,000 Bodily Injury and Property Damage
                                                                                  Combined Single Limit - Per Occurence
                                                                        1,000,000 Personal and Advertising Injury - Any One
                                                                                  Person or Organization
                                                                           50,000 Fire Damage Liability - Any One
                                                                                  Occurrence
                                                                        1,000,000 Employee Benefits Liability - Each
                                                                                  Employee
                                                                        1,000,000 Employee Benefits Liability - Annual
                                                                                  Aggregate
                                                                      Deductible:
                                                                            1,000 Employee Benefits Liability - Each Claim
--------------------------------------------------------------------------------------------------------------------------
Business Automobile             Ranger          TBA045040   4/27/97     1,000,000 Bodily Injury and Property Damage
                           Insurance Company                  to                  Combined Single Limit - Each Accident
                                                            4/27/98       100,000 Bodily Injury and Property Damage
                                                                                  Combined Single Limit
                                                                                  Uninsured/Underinsured Motorist
                                                                            2,500 Personal Injury Protection - Per Person
                                                                      Deductible:
                                                                            1,000 Comprehensive - Specified Vehicles
                                                                               25 Specified Causes of Loss - Specified
                                                                                  Vehicles
                                                                            1,000 Collision - Specified Vehicles
--------------------------------------------------------------------------------------------------------------------------

The Insurance described herein is intended to be a summary and in no way extends, amends, or alters the polices in force.

                 TO UNIVERSAL SEISMIC NOTE PURCHASE AGREEMENT

                     UNIVERSAL SEISMIC ACQUISITION, INC.
                            SCHEDULE OF INSURANCE

                                                 POLICY     EFFECTIVE
       COVERAGE                 COMPANY          NUMBER       DATES                    SUMMARIZED CONDITIONS
----------------------------------------------------------------------------------------------------------------------------
Workers' Compensation        American Home      WC888826    4/27/97     1,000,000 Bodily Injury by Accident - Each Accident
& Employer's Liability     Assurance Company                   to       1,000,000 Bodily Injury by Disease - Policy Limit
                                                            4/27/98     1,000,000 Bodily Injury by Disease - Each Employee
                                                                        1,000,000 Maritime Coverage
----------------------------------------------------------------------------------------------------------------------------
Umbrella Liability        National Union Fire   BE9325794   4/27/97    10,000,000 Bodily Injury and Property Combined
                           Insurance Company                   to                 Single Limit - Per Occurence
                                                            4/27/98    10,000,000 Bodily Injury and Property Damage
                                                                                  Combined Single Limit Products/Completed
                                                                                  Operations Aggregate
                                                                       10,000,000 Bodily Injury, Property Damage Combined
                                                                                  Single Limit Policy Aggregate (Except
                                                                                  Products/Completed Operations and
                                                                                  Automobile which is not subject to an
                                                                                  aggregate)
                                                                       Self Insured Relention:
                                                                           10,000 Each Ocurrence, Applicable to Losses
                                                                                  covered in the Excess but not covered in
                                                                                  the Primary and when underlying aggregates
                                                                                  are exhausted
----------------------------------------------------------------------------------------------------------------------------
Foreign Package                  Cigna          PFF051008   4/27/97    Foreign Commercial General Liability
                           Insurance Company                   to       2,000,000 Each Occurrence
                                                            4/28/97     2,000,000 Products/Completed Ops Aggregate
                                                                        1,000,000 Personal & Advertising Injury Aggregate
                                                                        1,000,000 Premises Damage Limit - Each Occurence
                                                                           10,000 Medical Expense Limit
                                                                       Employee Benefits Liability
                                                                        1,000,000 Each Claim (Claims Made)
                                                                        1,000,000 Annual Aggregate (Claims Made)
                                                                            10,000 Medical Expense Limit
                                                                       Contingent Auto Liability
                                                                        1,000,000 Each Accident
                                                                       Employers Liability
                                                                        1,000,000 Bodily Injury by Accident
                                                                        1,000,000 Bodily Injury by Disease (Policy Limits)
                                                                        1,000,000 Bodily Injury by Disease (Each Employee)
                                                                        1,000,000 Maritime Coverage
                                                                          250,000 Repatriation Policy Limit

----------------------------------------------------------------------------------------------------------------------------

The Insurance described herein is intended to be a summary and in no way extends, amends, or alters the polices in force.

                 TO UNIVERSAL SEISMIC NOTE PURCHASE AGREEMENT

                     UNIVERSAL SEISMIC ACQUISITION, INC.
                            SCHEDULE OF INSURANCE

                                                   POLICY        EFFECTIVE
      COVERAGE                COMPANY              NUMBER          DATES                     SUMMARIZED CONDITIONS
------------------------------------------------------------------------------------------------------------------------------------
Commercial Property         Commonwealth          CE6088000       11/3/96         Commercial Property Including Electronic Equipment
                         Insurance Company                          to                225,000 Office Contents - Park Ten Place
                                                                  11/3/97              75,000 Extra Expense Office
                                                                                       10,000 Contents - Jess Pirtle
                                                                                       50,000 Contents - Off Premises
                                                                                      290,000 Equipment - Park Ten Place
                                                                                       50,000 Extra Expense
                                                                                  Deductible:
                                                                                        1,000 Per Occurence Except
                                                                                       25,000 Per Occurence as respects to Flood &
                                                                                              Earthquake
                                                                                  Contractors Equipment
                                                                                   22,000,000 Contractors Equipment Blanket Limit
                                                                                    3,500,000 Contractors Equipment Any One Item
                                                                                      250,000 Waterborne Equipment
                                                                                    6,000,000 Leased/Rented Equipment Any One Loss/
                                                                                              Any One Item
                                                                                  Deductible:
                                                                                       25,000 Per Occurence - Theft
                                                                                       10,000 Per Occurence - All Other Perils
                                                                                  Cargo
                                                                                   10,000,000 Any One Shipment as Per Schedule to be
                                                                                              Agreed
                                                                                  Deductible:
                                                                                       10,000 Any One Accident or Occurence
------------------------------------------------------------------------------------------------------------------------------------
Directors & Officers     Executive Re            75L004659-95      9/19/96          2,000,000 Each Claim and Aggregate
Liability                Indemnity Inc.                              to           Retention:
                                                                   9/19/97                  0 D&O Section
                                                                                       50,000 Corporate Reimbursement Section
------------------------------------------------------------------------------------------------------------------------------------

The insurance described herein is intended to be a summary and in no way extends, amends, or alters the policies in force.